Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in Registration Statement No. 333-261823 on Form S-1 of our report dated March 15, 2022, relating to the consolidated financial statements of Boxed, Inc. and its subsidiaries. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
April 18, 2022